Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-239189 on Form S-3 and Registration Statement No. 333-180340 and 333-239267 on Form S-8 of our report dated March 12, 2021, relating to the consolidated financial statements of Bel Fuse Inc. and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

New York, New York

March 14, 2022